Exhibit 10.125

COLLATERAL ASSIGNMENT OF OIL AND GAS LEASE

THE STATE OF TEXAS	§
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COUNTY OF HOPKINS	§

DELLA-BACK OIL CO., of Franklin County, Texas, for and in consideration of $10.00 and other good and valuable consideration to it in hand paid by GUARANTY BANK, of Titus County, Texas, the receipt and sufficiency of which is hereby acknowledged, has assigned, transferred and conveyed, and by these presents does hereby assign, transfer and convey to the said GUARANTY BANK, and to its successors, and assigns, all of the right, title, and interest held and owned by DELLA-BACK OIL CO., in and to the oil, gas, and other mineral interests and appurtenances thereto, more particularly described in Exhibit “A”, attached hereto and made a part hereof for the purposes of description (the “Leases”); together with the rights to the proceeds from the sales of the production of such oil and gas, including but not limited to the production from the A.O. Wetmore Survey, A-1017, Hopkins County, Texas.

DELLA-BACK OIL CO. hereby warrants and represents that there are no liens or encumbrances upon the oil and gas leases and other property interests set forth above other than the liens granted this date to Guaranty Bank in a Deed of Trust covering the same oil and gas and property interests shown in Exhibit A hereto. And the reference to the oil and gas leases is made a part hereof for the purposes of description. This Assignment is given to secure the payment of two promissory notes of even date herewith described as follows: (1) note in the original principal amount of $75,000.00 executed by Cooter Brown’s, Inc. payable to the order of Guaranty Bank; and (2) note in the original principal amount of $125,000.00 executed by Richard M. Hamrick, payable to the order of Guaranty Bank (which notes are collectively called “the notes”). Default in the payment of either of the Notes or default under the terms of any Deed of Trust securing payment of either of the Notes shall allow Guaranty Bank to immediately commence collections of the proceeds from the sale, of the oil and gas produced from the property and interests and leases described in Exhibit A attached hereto. Della-Back Oil Co. waives any defenses and any rights of notice and makes this Assignment unconditional and further unconditionally guarantees the payment of both notes to the extent of the value of the mineral and property interests hereby assigned as described in Exhibit A making this collateral pledge of assets for the benefit of the holder of both of the notes.

In testimony whereof, I have hereto set my hand on this the 6th day of November, 1997.

DELLA-BACK OIL CO.

/s/ Richard M. Hamrick
By Richard M. Hamrick President

THE STATE OF TEXAS	§
§
COUNTY OF TITUS	§

This instrument was acknowledged before me on the 6th day of November by Richard M. Hamrick, President of DELLA-BACK OIL CO., a Texas corporation, on behalf of said corporation.

/s/ Illegible
Notary Public State of Texas